Exhibit 10.87

Borqs Technologies, Inc.

5201 Great America Parkway, Suite 320

Santa Clara, CA 95054, USA

June 14, 2021

Ms. Sherry H. Jiang

President

American West Pacific International Investment Corp

1 Sansome Street, Suite 3500

San Francisco, CA 94104, USA

Re:	Engagement for Services

Dear Ms. Jiang:

This letter confirms our understanding that Borqs Technologies, Inc. shall issue 2,412,698 ordinary shares to American West Pacific International Investment Corp, for services involving the completion of the formation, funding and structuring the Mission College 5G R&D Center project, that has been initiated in the month of January 2021 and continuing through the remainder of this year.

For Borqs Technologies, Inc.

By:	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

Accepted on behalf of

American West Pacific International Investment Corp.

By:	/s/ Sherry H. Jiang
President

Date: June 14, 2021